Exhibit 99.1

BJ's Restaurants, Inc. Announces Its Supplier Partners of the Year for 2008

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) is pleased to announce the initiation of a “Supplier Partner of the Year” award program. These awards will be presented annually to those supplier partners that have made the most significant contributions to the continuing evolution of the quality, differentiation and value of the BJ’s restaurant concept for the consumer, as well as to the advancement of the overall productivity and leverage of our business model as we continue the execution of our national expansion plan. For 2008, BJ’s “Supplier Partners of the Year” are FreshPoint Inc., The Wasserstrom Company, Rich Products Corporation and McQuery, Henry, Bowles, Troy LLP.

“BJ’s is very fortunate to have many outstanding supplier partners who continue to partner with us in elevating the overall quality, productivity and leverage of our restaurant concept and business model,” commented Jerry Deitchle, Chairman and CEO. “In particular, we are grateful to these four companies for their outstanding contributions to our success during 2008 as partners in our growth.”

FreshPoint, Inc.

As North America’s largest fresh produce distributor and a wholly owned subsidiary of SYSCO Corporation, FreshPoint serves as an innovative partner in helping BJ’s streamline and solve numerous challenges in our distribution networks around the country. Additionally, FreshPoint manages and coordinates all of BJ’s grower/shipper contracts through both its company-owned and non-FreshPoint distribution partners. FreshPoint has committed to a promising future of continued innovation and growth with BJ’s.

The Wasserstrom Company

Headquartered in Columbus, Ohio, The Wasserstrom Company is the nation's leading restaurant supplier and distributor of foodservice supplies and equipment. Wasserstrom has been instrumental in improving the productivity and efficiency of BJ’s new restaurant openings and has been a highly reliable and supportive partner with our continued expansion into new markets. Wasserstrom not only exceeds our expectations in striving to provide a quality product to BJ’s, but also provides flawless service levels in support of our new restaurant openings.

Rich Products Corporation (Rich’s)

Rich Products Corporation is known around the world as a pioneer in the frozen food industry and a leading supplier and solutions provider to the foodservice, in-store bakery, and retail marketplaces. During its 20-year relationship with BJ’s, Rich’s has been a leading innovator in the development of several of the Company’s signature products. The longevity of this supplier partnership is a testament to Rich’s commitment to the flawless execution of the products they manufacture, as well as to their commitment to the BJ’s brand through their generous support of the BJ’s Restaurants Foundation.

McQueary, Henry, Bowles, Troy, LLP (MHBT)

McQueary, Henry, Bowles, Troy LLP, based in Dallas, TX, is a full-service provider of insurance and risk management solutions. MHBT has provided highly professional advice and expertise to BJ’s in the professional management of risk in all aspects of our business, including both restaurant and brewery operations.

About BJ’s Restaurants, Inc.

BJ's Restaurants, Inc. currently owns and operates 78 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (41), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 41 of our current 78 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400